CUSIP No. 69553P100	13G	Page 11 of 12 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 16, 2021

DEER VIII & CO. LTD.

By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

DEER VIII & CO. L.P.
By: Deer VIII & Co. Ltd, its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

BESSEMER VENTURE PARTNERS VIII L.P.
By: Deer VIII & Co. L.P., its General Partner
By: Deer VIII & Co., Ltd., its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

BESSEMER VENTURE PARTNERS INSTITUTIONAL VIII L.P.
By: Deer VIII & Co. L.P., its General Partner
By: Deer VIII & Co., Ltd., its General Partner

	By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel